UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 1, 2010
Date of Report (Date of earliest event reported)

TIB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Florida	0000-21329	65-0655973
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)
599 9th Street North, Suite 101 Naples, Florida		34102-5624
(Address of principal executive offices)		(Zip Code)
(239) 263-3344
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

A Special Meeting of Shareholders of TIB Financial Corp. (the “Company”) was held on December 1, 2010. Proxies for the meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934. This current report on Form 8-K discloses the voting results for all matters voted upon at this Special Meeting of Shareholders.

As of the record date for the vote, the Company had 714,887,922 shares of common stock outstanding, which were entitled to one vote per share, and 70,000 shares of Series B Convertible Participating Voting Preferred Stock (“Preferred Stock”) outstanding, which were entitled to 6,666.67 votes per share and generally vote together as a class with the shares of common stock.

PROPOSAL	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Proposal # 1 – Approval of an Amendment to the Company’s Restated Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock from 750,000,000 to 5,000,000,000 shares.	1,175,794,220	1,177,015	69,884	—

Proposal # 2 – Approval of an Amendment to the Company’s Restated Articles of Incorporation to Effect a Reverse Stock Split of Our Common Stock at a Ratio Between 1:10 to 1:100 to be Determined by Our Board of Directors.	1,175,659,123	1,309,354	72,642	—

Proposal # 3 – Approval of an Amendment to the Company’s Restated Articles of Incorporation to Permit Shareholder Action by Written Consent.	1,169,612,986	701,614	56,453	6,670,066

ITEM 8.01                      OTHER EVENTS.

As a result of the amendment to the Restated Articles of Incorporation increasing the number of authorized shares of Common Stock, as authorized by the shareholder approval of Proposal #1 described in Item 5.07 of this Current Report on Form 8-K, the 70,000 shares of the Company’s Series B Convertible Participating Voting Preferred Stock held by North American Financial Holdings, Inc. automatically converted into 466,666,666 shares of Common Stock.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
3.1	Articles of Amendment to the Restated Articles of Incorporation of TIB Financial Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIB FINANCIAL CORP.
Date: December 7, 2010	By:	/s/ Stephen J. Gilhooly
Stephen J. Gilhooly
EVP and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Amendment to the Restated Articles of Incorporation of TIB Financial Corp.